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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-91904 of Beazer Homes USA, Inc. ("Beazer Homes") on Form S-8 of our report dated October 30, 1996 appearing in Beazer Homes' 1996 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of Beazer Homes for the year ended September 30, 1996.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 19, 1996